Exhibit 99.1

Suite 1750, 700 West Pender St. Vancouver, British Columbia CANADA V6C 1G8 TSX: KOR OTCQX: CORVF	Tel: (604) 638-3246 Toll Free: 1-844-638-3246 info@corvusgold.com www.corvusgold.com

NR17-10	July 7, 2017

Corvus Gold Adds Coeur Mining as Strategic Investor with Option for Increasing Ownership

Vancouver, B.C… Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX: KOR, OTCQX: CORVF) announces it has completed a CAD $4.65M private placement with Coeur Mining at CAD $0.75 per share for a total of 6.2M common shares representing 6.23% of issued and outstanding shares. Proceeds will be used to advance Corvus Gold’s new Mother Lode project over the next 6 months.

Coeur also has the option to complete a second Private Placement financing with Corvus Gold for an additional CAD $4.65M at any time until January 15, 2018 at a 5% discount to the 10-day volume weighted average price (vwap) of Corvus’ share price on the Toronto Stock Exchange.

This second financing would provide Corvus Gold with funding for its second phase of project development work at its Mother Lode project and the analysis of the integration of the Mother Lode and North Bullfrog projects into a unified mining plan.

Key terms of the financing:

•	Initial Private Placement of 6.2M shares at a price of CAD $0.75 for proceeds of CAD $4.65M
•	Option for second Private Placement of CAD $4.65M to be priced at closing based on a 5% discount to the 10 day vwap between the dates of July 7, 2017 and January 15, 2018.
•	The company will notify Coeur of any strategic financing transactions it plans to conduct and provide Coeur with the option to participate in the financing at their current 6.23% ownership level until January 15, 2018.
•	Should certain strategic shareholders of Corvus Gold notify management of an intention to divest part of all of their holdings, Coeur will be provided with first notice of the available shares.

Jeff Pontius, President and CEO of Corvus said, “We are pleased to welcome Coeur Mining as a major shareholder of Corvus Gold. The Coeur group operates a number of high quality mining operations in North America including its Rochester Mine in Nevada. The funding provided by Coeur will assist in the rapid and effective capture of the potential of our new Mother Lode project and the advancement of a higher grade combined YellowJacket-Mother Lode initial mining phase. The needed components to achieve this new multiphase plan for the greater North Bullfrog – Mother Lode project are now in place and we look forward to a very active news flow cycle over the next 12 months as we advance this newly re-emerging, Nevada Gold District.”

Corvus Gold Inc. NR17-10 Continued	-2-	July 7, 2017

The common shares issued in the private placement are subject to a 6 month hold period. The Toronto Stock Exchange has granted conditional approval to the issuance of the Corvus Gold common shares under the private placement.

The foregoing securities have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "1933 Act") or any applicable state securities laws and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the 1933 Act) or persons in the United States absent registration or an applicable exemption from such registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the foregoing securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About the North Bullfrog & Mother Lode Projects, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 72 km² in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 865 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right. The company also controls 65 federal unpatented mining claims on the Mother Lode project which totals 522 hectares which it owns 100% of.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada. In addition, the Company controls a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects. Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

On behalf of

Corvus Gold Inc.

(signed) Jeffrey A. Pontius

Jeffrey A. Pontius,

President & Chief Executive Officer

Contact Information:	Ryan Ko
Investor Relations
Email: info@corvusgold.com
Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Corvus Gold Inc. NR17-10 Continued	-3-	July 7, 2017

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the potential use of proceeds from the offering, the rapid and effective capture of the potential of our new Mother Lode project and the advancement of a higher grade combined YellowJacket-Mother Lode initial mining phase, the potential for Coeur to exercise its option to purchase more shares of the Company, the potential for new deposits and expected increases in a system’s potential; anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the potential to develop multiple YellowJacket style high-grade zones, the Company’s belief that the parameters used in the WhittleTM pit optimization process are realistic and reasonable, the potential to discover additional high grade veins or additional deposits, the potential to expand the existing estimated resource at the North Bullfrog project, the potential for any mining or production at North Bullfrog, are forward-looking statements. Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s 2014 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”). All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.